Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION DECLARES

REGULAR CASH DIVIDEND AND SPECIAL CASH DIVIDEND

FOR SECOND QUARTER 2021

GETTYSBURG, PA, April 22, 2021 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced today that the Board of Directors approved and declared a regular quarterly cash dividend of $0.25 per share of ACNB Corporation common stock payable on June 15, 2021, to shareholders of record as of June 1, 2021. This action marks the Corporation’s 154th consecutive quarterly cash dividend to shareholders since its formation in 1982.

Additionally, the Board of Directors announced the approval of a special cash dividend for the first time in over a decade. The Board declared a special cash dividend of $0.02 per share of ACNB Corporation common stock also payable on June 15, 2021, to shareholders of record as of June 1, 2021.

Speaking on behalf of the Corporation, James P. Helt, President & Chief Executive Officer, stated, “ACNB Corporation has been relentlessly executing on its strategic plan of organic and inorganic growth. Simultaneously, our organization has maintained a strong operational focus on credit quality, customer relationship enhancement, and sustained profitability. We continue to experience a convergence of our strategic initiatives and management discipline. Consequently, we are cautiously optimistic for the remainder of 2021 into 2022.”

Mr. Helt continued, “The regular cash dividend and the special cash dividend for the second quarter of 2021 are a direct result of these efforts. Given our progress thus far in 2021, the Board of Directors

ACNB Corporation

Press Release/Second Quarter Cash Dividends

April 22, 2021

believed it was an appropriate time to reward our shareholders, while continuing to be thoughtful about the remainder of this year. With both the regular and special cash dividends to be paid in the second quarter, total dividends paid for the first six months of 2021 will be $0.52 per share, compared to $0.50 per share for the same period of 2020 or a 4% increase. Yet, the dividend payout in the aggregate of more than $4.5 million will still be within all of our internal policies and payout parameters.”

ACNB Corporation and its predecessor, Adams County National Bank, have a unique dividend history. Regular quarterly cash dividends have been paid consistently for over 50 years, even during the financial crisis of 2008 through 2010 or thus far during the COVID-19 pandemic.

“ACNB Corporation has continually focused on and planned for the future. Our shareholders are at the forefront of all of the Board’s considerations,” said Alan J. Stock, Chairman of the Board. “We believe that our Board of Directors and Management team share a culture that will continue to serve us well as we meet the challenges of an ever-changing business environment.”

Mr. Helt concluded, “ACNB Corporation’s capital remains strong, our outlook for 2021 continues to be positive, and we are pleased with our progress to date. Our Board and Management team are dedicated to maintaining this momentum, while delivering results for our customers and shareholders.”

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.6 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44

ACNB Corporation

Press Release/Second Quarter Cash Dividends

April 22, 2021

states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2021-7

April 22, 2021